SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                            ___________________

                                 Form 8-K


                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 22, 2000



                     AMERON INTERNATIONAL CORPORATION
          (Exact name of registrant as specified in its charter)



         Delaware                   1-9102             77-0100596
(State or other jurisdiction    (Commission          (IRS Employer
 of Incorporation)               File Number)      Identification No.)



       245 South Los Robles Ave., Pasadena, California     91101
            (Address of principal executive offices)     (Zip Code)


            Registrant's telephone number, including area code:
                             (626) 683-4000





 Item 5.Other Events

The attached announcement was released to the news media on March 22, 2000.























                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              AMERON INTERNATIONAL CORPORATION



Date: March 23, 2000           By:  ----------------------------
                                    Javier Solis
                                    Senior Vice President and Secretary





                                              N E W S   R E L E A S E

                                                       March 22, 2000

Contacts:
James S. Marlen, Chairman, President and Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone:   626-683-4000




               AMERON INTERNATIONAL REPORTS STRONGER-
                THAN-EXPECTED FIRST-QUARTER EARNINGS



     PASADENA, Calif. Ameron International Corporation (NYSE: AMN) today reported results for the first quarter ended February 29, 2000:
Earnings per diluted share totaled $.24 on sales of $121.4 million, compared to earnings of $.25 per share on sales of $122.9 million for the first quarter of fiscal 1999.

     James Marlen, Ameron's Chairman, President and Chief Executive Officer, stated, "We are pleased with Ameron's first-quarter results. While flat compared to the same period in 1999, Ameron's performance in the first quarter of 2000 exceeded our previous expectations because of the strength of our Concrete & Steel Pipe and Construction & Allied Products businesses, as well as the strong performance of Ameron's joint venture, TAMCO."

     Concrete & Steel Pipe had higher sales and profits in the first quarter of 2000 because of favorable weather conditions and consistent demand for pipe products. Construction & Allied Products had flat sales, but profits declined because of a strike at one of Ameron's operations in Hawaii. Ameron's pole business made up most of the shortfall in Hawaii, benefiting from strong construction spending for new housing and roadways.

     The Coatings and Fiberglass-Composite Pipe businesses were impacted by the prolonged lack of spending in a number of key markets, such as offshore and marine. Both businesses reported lower sales and profits in the first quarter of 2000, compared to the same period in 1999. Coatings was unprofitable in the first quarter, primarily because of weak demand in Europe.

     James Marlen stated, "Despite continued softness in Coatings and Fiberglass-Composite Pipe markets, we were able to exceed expectations. As we previously indicated, improvement by the Coatings and Fiberglass-Composite Pipe businesses is not expected until the second half of the year. Although orders for fiberglass pipe for use in oil production have increased substantially, other anticipated improvements are not expected until later in the year. We remain optimistic that full-year results should exceed the record level of 1999."

     Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the industrial, chemical, oil and construction markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of high-performance coatings; fiberglass-composite piping; concrete and steel pipe systems and specialized construction products. The Company operates businesses in North America, South America, Europe, Australasia and Asia. It also participates in several joint-venture companies in the U.S., Saudi Arabia and Mexico.

     Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.

                  Ameron International Corporation
                  Consolidated Statements of Income
                Three Months Ended February 29 & 28,
           (In thousands, except share and per share data)
                                  (Unaudited)

                                                 2000            1999
                                               ---------       ---------
Sales                                          $ 121,365       $ 122,899
Cost of Sales                                   ( 93,312)       ( 92,018)
                                                ---------       ---------
      Gross Profit                                28,053          30,881

Selling, General and Administrative Expenses    ( 27,142)       ( 29,760)
Royalty, Equity and Other Income                   3,633           3,824
                                                ---------       ---------
Income before Interest and Income Taxes            4,544           4,945

Interest Expense, Net                           (  3,276)       (  3,469)
                                                ---------       ---------
Income before Income Taxes                         1,268           1,476
Provision for Income Taxes                      (    317)       (    472)
                                                ---------       ---------
Net Income                                     $     951       $   1,004
                                                =========       =========
Net Income Per Basic Share (Based on
  Weighted Average Shares Outstanding
  of 3,991,912 Shares in 2000 and
  4,016,712 Shares in 1999)                    $    .24       $     .25
                                               =========       =========
Net Income Per Diluted Share (Based on
  Diluted Common Shares Outstanding
  of 4,002,853 Shares in 2000 and
  4,026,602 Shares in 1999)                    $    .24       $     .25
                                               =========       =========

Cash Dividends Paid                            $     .32       $     .32
                                                =========       =========


                  Ameron International Corporation
           Condensed Consolidated Statements of Cash Flows
                Three Months Ended February 29 & 28,
                           (In thousands)
                                   (Unaudited)


                                                 2000            1999
                                               ---------       ---------
Operating Activities
  Net Income                                   $     951       $   1,004
  Adjustments to Reconcile Net Income
    to Net Cash Provided by Operations             6,798           7,184
  Changes in Operating Assets
    and Liabilities                              (10,470)        (11,059)
                                                 ---------       ---------
Net Cash Used in Operations                      ( 2,721)        ( 2,871)

Investing Activities
  Proceeds from Sale of Assets                        75           1,069
  Additions to Property, Plant
    and Equipment                                ( 4,126)        ( 3,787)
  Other, Net                                           -         ( 2,513)
                                                 ---------       ---------
Net Cash Used in Investing Activities            ( 4,051)        ( 5,231)

Financing Activities
  Short and Long-Term Borrowings, Net              5,341           7,282
  Dividends on Common Stock                      ( 1,277)        ( 1,279)
  Purchase of Treasury Stock                           -         ( 1,235)
                                                 ---------       ---------
Net Cash Provided by Financing Activities          4,064           4,768

Effect of Exchange Rate Changes on
  Cash and Cash Equivalents                          146         (   193)
                                                  ---------      ---------
Net Change in Cash and Cash Equivalents        $ ( 2,562)      $ ( 3,527)
                                                 =========       =========


                  Ameron International Corporation
                     Consolidated Balance Sheets
                           (In thousands)

                                              February 29,
                                                  2000        November 30,
                                              (Unaudited)        1999
                                               ---------       ---------
ASSETS
Current Assets
  Cash and Cash Equivalents                    $   7,959       $  10,521
  Receivables, Net                               116,629         118,900
  Inventories                                     96,079          95,488
  Other Current Assets                            19,784          17,745
                                                ---------       ---------
    Total Current Assets                         240,451         242,654
Investments and Advances -
  Affiliated Companies                            20,628          23,046
Property, Plant and Equipment, Net               148,329         149,597
Other Assets                                      44,338          43,670
                                                ---------       ---------
  Total Assets                                 $ 453,746       $ 458,967
                                                =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-Term Borrowings                        $   3,244       $   3,479
  Current Portion of Long-Term Debt               12,570          12,595
  Trade Payables                                  36,150          36,667
  Accrued Liabilities                             40,649          43,552
  Income Taxes Payable                            16,319          18,848
                                                 ---------       ---------
    Total Current Liabilities                    108,932         115,141
Long-Term Debt, Less Current Portion             140,373         135,237
Other Long-Term Liabilities                       29,457          30,469
                                                 ---------       ---------
  Total Liabilities                              278,762         280,847
Stockholders' Equity
  Common Stock                                    13,007          13,007
  Additional Paid-In Capital                      17,857          17,857
  Retained Earnings                              204,010         204,336
  Accumulated Other Comprehensive Loss           (15,696)        (12,886)
  Treasury Stock                                 (44,194)        (44,194)
                                                ---------       ---------
    Total Stockholders' Equity                   174,984         178,120
                                                ---------       ---------
  Total Liabilities and Stockholders' Equity   $ 453,746       $ 458,967
                                                =========       =========